Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105224) of E. I. du Pont de Nemours and Company of our report dated June 25, 2007 relating to the financial statements of the DuPont 401(k) and Profit Sharing Plan, which appears in this Form 11-K.
/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2007